Exhibit 99

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results

•	2019 Net Awards Total $45.2 Billion

•	Total Backlog Increases 21 percent to $64.8 Billion; 2019 Book-to-bill 1.3

•	Q4 Sales Increase 7 Percent to $8.7 Billion; 2019 Sales Increase 12 Percent to $33.8 Billion

•	Q4 EPS of $(2.43); Q4 Mark-to-Market (MTM)-adjusted EPS[1] of $5.61;

•	2019 EPS of $13.22; 2019 MTM-adjusted EPS[1] of $21.21 versus Guidance of $20.10 to $20.35

•	2019 Cash from Operations of $4.3 Billion; 2019 Free Cash Flow[1] of $3.0 Billion

•	Expects 2020 Sales of $35.3 to $35.8 Billion, MTM-adjusted EPS[1] of $22.75 to $23.15 and Free Cash Flow[1] of $3.15 to $3.45 Billion

FALLS CHURCH, Va. – Jan. 30, 2020 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2019 sales increased 7 percent to $8.7 billion, and 2019 sales increased 12 percent to $33.8 billion. The company adopted the mark-to-market method of accounting for its pension and other postretirement benefits as of Dec. 31, 2018. Under this method the company recorded a $1.4 billion after-tax MTM expense, which resulted in a fourth quarter 2019 net loss of $409 million and 2019 net earnings of $2.2 billion. Excluding this expense, MTM-adjusted fourth quarter 2019 net earnings1 increased 12 percent to $949 million, or $5.61 per share, and 2019 MTM-adjusted net earnings1 totaled $3.6 billion, or $21.21 per share.
“Northrop Grumman delivered strong results in 2019, and we continue to create sustained value for our shareholders and customers through an unwavering focus on performance, innovation and agility,” said Kathy Warden, chairman, chief executive officer and president. “With our diverse portfolio, we are positioned to meet our customers’ current and emerging needs.”

1 Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	2

MTM-adjusted Earnings and EPS
Net earnings for both the fourth quarter and 2019 were reduced by a $1.4 billion after-tax MTM expense. Excluding this expense, fourth quarter 2019 MTM-adjusted net earnings1 increased 12 percent and 2019 MTM-adjusted net earnings1 decreased 3 percent. MTM-adjusted earnings1 and EPS1 are the measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to MTM-adjusted net earnings1 and EPS1:

	Three Months Ended December 31		Year Ended December 31
($ in millions, except per share amounts)	2019	2018	2019	2018
MTM-adjusted net earnings
Net (loss) earnings	$(409)	$356	$2,248	$3,229
MTM expense	1,800	655	1,800	655
MTM-related deferred state tax benefit[2]	(81)	(29)	(81)	(29)
Federal tax benefit of items above[2]	(361)	(131)	(361)	(131)
After-tax MTM expense	$1,358	$495	$1,358	$495
MTM-adjusted net earnings[1]	$949	$851	$3,606	$3,724

MTM-adjusted per Share Data
Diluted EPS[3]	$(2.43)	$2.06	$13.22	$18.49
MTM expense per share	10.63	3.80	10.59	3.76
MTM-related deferred state tax benefit per share[2]	(0.48)	(0.17)	(0.48)	(0.17)
Federal tax benefit of items above per share[2]	(2.13)	(0.76)	(2.12)	(0.75)
After-tax MTM expense per share	$8.02	$2.87	$7.99	$2.84
Dilution adjustment[3]	$0.02	$—	$—	$—
MTM-adjusted diluted EPS[1,3]	$5.61	$4.93	$21.21	$21.33

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
2	Based on the statutory federal tax rate and a blended state tax rate for all periods presented.
3
Fourth quarter 2019 diluted EPS excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive. MTM-adjusted diluted EPS is calculated using weighted-average diluted shares outstanding of 169.3 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2019	2018	Change	2019	2018	Change
Sales
Aerospace Systems	$3,518	$3,197	10%	$13,862	$13,096	6%
Innovation Systems	1,599	1,461	9%	6,119	3,276	NM
Mission Systems	3,220	3,041	6%	12,263	11,709	5%
Technology Services	1,022	1,065	(4%)	4,110	4,297	(4%)
Intersegment eliminations	(638)	(608)		(2,513)	(2,283)
Total sales	8,721	8,156	7%	33,841	30,095	12%
Operating Income
Aerospace Systems	367	337	9%	1,434	1,411	2%
Innovation Systems	171	143	20%	671	343	NM
Mission Systems	450	398	13%	1,639	1,520	8%
Technology Services	106	115	(8%)	457	443	3%
Intersegment eliminations	(70)	(66)		(292)	(270)
Segment operating income[1]	1,024	927	10%	3,909	3,447	13%
Segment operating margin rate[1]	11.7%	11.4%	30 bps	11.6%	11.5%	10 bps
Net FAS (service)/CAS pension adjustment	119	173	(31%)	465	613	(24%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(98)	(93)	5%	(390)	(220)	NM
MTM-related deferred state tax benefit	81	29	179%	81	29	179%
Other unallocated corporate expense	10	(93)	(111%)	(96)	(89)	8%
Unallocated corporate expense	(7)	(157)	(96%)	(405)	(280)	45%
Total operating income	$1,136	$943	20%	$3,969	$3,780	5%
Operating margin rate	13.0%	11.6%	140 bps	11.7%	12.6%	(90) bps
Interest expense	(130)	(142)	(8%)	(528)	(562)	(6%)
FAS (non-service) pension benefit	200	267	(25%)	800	1,049	(24%)
Mark-to-market pension and OPB expense	(1,800)	(655)	175%	(1,800)	(655)	175%
Other, net	25	(10)	(350%)	107	130	(18%)
(Loss) earnings before income taxes	(569)	403	(241%)	2,548	3,742	(32%)
Federal and foreign income tax (benefit) expense	(160)	47	(440%)	300	513	(42%)
Effective income tax rate	28.1%	11.7%	1,640 bps	11.8%	13.7%	(190) bps
Net (loss) earnings	$(409)	$356	(215%)	$2,248	$3,229	(30%)
Diluted (loss) earnings per share[2]	(2.43)	2.06	(218%)	13.22	18.49	(29%)
Weighted-average diluted shares outstanding, in millions[2]	168.4	172.6	(2%)	170.0	174.6	(3%)

Net cash provided by operating activities	$2,464	$2,377	4%	$4,297	$3,827	12%
Less: capital expenditures	(471)	(463)	2%	(1,264)	(1,249)	1%
Free cash flow[1]	$1,993	$1,914	4%	$3,033	$2,578	18%

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	Fourth quarter 2019 excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	4

Sales
Fourth quarter 2019 sales increased $565 million, or 7 percent, principally due to higher sales at Aerospace Systems, Mission Systems and Innovation Systems.
2019 sales increased $3.7 billion reflecting a full year of sales from Innovation Systems as well as higher sales at Aerospace Systems and Mission Systems, partially offset by lower sales at Technology Services.
Operating Income and Margin Rate
Fourth quarter 2019 operating income increased 20 percent primarily due to lower unallocated corporate expense and higher segment operating income, partially offset by a decrease in the net FAS (service)/CAS pension adjustment. Fourth quarter 2019 unallocated corporate expense includes an $89 million benefit for the favorable resolution of a cost accounting matter. Operating margin rate increased to 13.0 percent.
2019 operating income increased 5 percent, primarily due to a $462 million increase in segment operating income, reflecting a full year of Innovation Systems operating income. This was partially offset by a lower net FAS (service)/CAS pension adjustment and higher unallocated corporate expense. 2018 unallocated corporate expense included a $223 million benefit for the finalization of certain prior year cost claims. Operating margin rate declined to 11.7 percent largely due to the pension and unallocated items noted above.
Segment Operating Income and Margin Rate
Fourth quarter 2019 segment operating income increased 10 percent, principally due to higher segment operating income at Mission Systems, Aerospace Systems and Innovation Systems. 2019 segment operating margin rate increased to 11.7 percent principally due to higher operating margin rates at Mission Systems and Innovation Systems.
2019 segment operating income increased $462 million, or 13 percent, reflecting a full year of Innovation Systems operating income as well as higher operating income at the other three sectors. Segment operating margin rate of 11.6 percent was comparable to the prior year.
Federal and Foreign Income Taxes
The fourth quarter 2019 effective tax rate increased to 28.1 percent from 11.7 percent in the fourth quarter of 2018. MTM expense increased the fourth quarter 2019 effective tax rate by 10.7 percentage points and decreased the fourth quarter 2018 effective tax rate by 5.7 percentage points.
The 2019 effective tax rate decreased to 11.8 percent from 13.7 percent in 2018. MTM expense reduced the 2019 effective tax rate by 3.7 percentage points and the 2018 effective tax rate by 1.1 percentage points.
2019 Cash Flow Highlights
2019 cash provided by operating activities increased $470 million principally due to improved trade working capital and lower pension contributions. The company made a $120 million pre-tax discretionary contribution to its pension plans in the fourth quarter of 2019 and made pre-tax discretionary contributions of $280 million to its pension plans in 2018. After capital spending of $1.3 billion, 2019 free cash flow1 increased $455 million to $3.0 billion.
1 Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	5

Awards and Backlog
Fourth quarter 2019 net awards totaled $9.3 billion, and for 2019 totaled $45.2 billion. Total backlog increased to $64.8 billion as of December 31, 2019. Significant new awards in the fourth quarter include $915 million in connection with an international training program, $721 million for restricted space programs, $302 million for the Joint STARS program, $252 million for Triton low-rate initial production and $216 million for Scalable Agile Beam Radar (SABR).
Segment Operating Results

AEROSPACE SYSTEMS	Three Months Ended December 31%			Year Ended December 31%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,518	$3,197	10%	$13,862	$13,096	6%
Operating income	367	337	9%	1,434	1,411	2%
Operating margin rate	10.4%	10.5%		10.3%	10.8%
Sales
Fourth quarter and 2019 sales increased $321 million, or 10 percent, and $766 million, or 6 percent, respectively, due in large part to higher volume on restricted programs. In addition, manned aircraft sales reflect a higher rate of production activity on the F-35 program and higher volume on the E-2 program. Space sales reflect higher volume on Next Gen OPIR. Autonomous Systems sales include higher Global Hawk volume and lower NATO AGS volume as that program nears completion.
Operating Income
Fourth quarter 2019 operating income increased 9 percent due to higher sales, and operating margin rate of 10.4 percent was comparable to the prior year period. 2019 operating income increased 2 percent, due to higher sales. 2019 operating margin rate decreased to 10.3 percent from 10.8 percent principally due to lower net favorable EAC adjustments.

INNOVATION SYSTEMS	Three Months Ended December 31%			Year Ended December 31%
$ in millions	2019	2018	Change	2019	2018	Change
Sales*	$1,599	$1,461	9%	$6,119	$3,276	NM
Operating income	171	143	20%	671	343	NM
Operating margin rate	10.7%	9.8%		11.0%	10.5%

*	The 2019 discussion below references pro forma sales. See Note 2 to the consolidated financial statements in the annual report on Form 10-K for consolidated pro forma information.
Sales
Fourth quarter 2019 sales increased $138 million, or 9 percent due to higher sales in all three business areas. Space Systems sales increased due to higher volume on national security satellite systems. Flight Systems sales reflect higher volume on propulsion systems. Defense Systems sales increased due to higher volume on tactical missiles and subsystems.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	6

2019 sales increased $541 million, or 10 percent, compared with 2018 pro forma sales of $5.6 billion, due to higher sales in all three business areas. Flight Systems sales reflect higher volume on military aerospace structures and launch vehicles. Space Systems sales reflect higher volume on national security satellite systems. Defense Systems sales increased due to higher volume on tactical missiles and subsystems, including the AARGM-ER and Guided Multiple Launch Rocket System programs.
Operating Income
Fourth quarter 2019 operating income increased 20 percent due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.7 percent primarily due to improved performance at Flight Systems and Space Systems.
2019 operating income totaled $671 million and operating margin rate was 11.0 percent. Year to date results benefited from favorable negotiations on certain contracts.

MISSION SYSTEMS	Three Months Ended December 31%			Year Ended December 31%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,220	$3,041	6%	$12,263	$11,709	5%
Operating income	450	398	13%	1,639	1,520	8%
Operating margin rate	14.0%	13.1%		13.4%	13.0%
Sales
Fourth quarter 2019 sales increased $179 million, or 6 percent due to higher sales in all three business areas. Advanced Capabilities sales increased primarily due to higher volume on the Poland IBCS program as well as restricted and marine systems programs. Cyber and ISR sales reflect higher volume on space and restricted programs. Sensors and Processing sales increased principally due to higher volume on airborne radar programs, partially offset by lower volume on electronic warfare and communications programs.
2019 sales increased $554 million, or 5 percent, due to higher sales in all three business areas. Advanced Capabilities sales increased principally due to higher volume on restricted and marine systems programs. Sensors and Processing sales increased principally due to higher volume on airborne radar and restricted programs, partially offset by lower volume on communications programs. Cyber and ISR sales increased principally due to higher volume on space and restricted programs.
Operating Income
Fourth quarter 2019 operating income increased 13 percent due to higher sales and a higher operating margin rate. Operating margin rate increased to 14.0 percent from 13.1 percent due to a $20 million gain on a property sale and improved performance on Advanced Capabilities programs.
2019 operating income increased $119 million, or 8 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 13.4 percent from 13.0 percent primarily due to improved performance on Advanced Capabilities and Sensors and Processing programs, partially offset by lower performance on Cyber and ISR programs.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	7

TECHNOLOGY SERVICES	Three Months Ended December 31%			Year Ended December 31%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$1,022	$1,065	(4)%	$4,110	$4,297	(4)%
Operating income	106	115	(8)%	457	443	3%
Operating margin rate	10.4%	10.8%		11.1%	10.3%
Sales
Fourth quarter 2019 sales decreased $43 million, or 4 percent primarily due to program completions. Global Services sales declined principally due to the 2018 completion of a state and local services contract. Lower Global Logistics and Modernization sales reflect reduced volume on manned aircraft programs, partially offset by higher volume on autonomous platforms and systems.
2019 sales decreased $187 million, or 4 percent, primarily due to program completions across the sector. Global Services sales declined principally due to the 2018 completions of a state and local services contract and the JRDC program, partially offset by higher volume on a civil program. Global Logistics and Modernization sales declined primarily due to the 2018 completion of the KC-10 program, partially offset by higher volume on electronic systems sustainment programs.
Operating Income
Fourth quarter 2019 operating income decreased 8 percent and operating margin rate decreased to 10.4 percent compared with 10.8 percent in the prior year period, primarily due to a benefit recognized in 2018 for the close-out of a state and local services contract.
2019 operating income increased 3 percent, and operating margin rate increased to 11.1 percent from 10.3 percent primarily due to improved performance in both business areas, including a favorable adjustment on a Global Logistics and Modernization sustainment program.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	8

2020 Guidance
2020 financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2020 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The government budget, appropriations and procurement processes can impact our customers, programs and financial results. These processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve guidance or meet expectations.

2020 Guidance*
($ in millions, except per share amounts)	As of 1/30/20
Sales	35,300	—	35,800
Segment operating margin %[1]	11.3	—	11.5
Total net FAS/CAS pension adjustment[2]	~1,600
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~315
Other items	~250
Operating margin %	10.8	—	11.0
Interest expense	~500
Effective tax rate %	~16.5%
Weighted average diluted shares outstanding	~168
MTM-adjusted EPS[1]	22.75	—	23.15
Capital expenditures	~1,350
Free cash flow[1]	3,150	—	3,450
Sector Guidance
Aeronautics Systems
Sales $B	Mid to High 11
OM Rate	Low to Mid 10%
Defense Systems
Sales $B	Mid 7
OM Rate	Mid 10%
Mission Systems
Sales $B	High 9
OM Rate	Low 14%
Space Systems
Sales $B	Low 8
OM Rate	Low to Mid 10%

*	2020 guidance contemplates Northrop Grumman is selected for the next phase of the Ground Based Strategic Deterrent program in accordance with the U.S. Air Force's current acquisition strategy.
1	Non-GAAP measure - see definitions at the end of this earnings release.
2
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $800 million of expected CAS pension cost and $800 million of expected FAS pension benefit. In accordance with ASU No. 2017-07, $410 million of FAS (service-related) pension cost is reflected in operating income and $1,210 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	9

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 8:00 a.m. Eastern Time on Jan. 30, 2020. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly

•	investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations

•	the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	10

•
changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce with the required security clearances and requisite skills

•
our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations

•	our ability appropriately to exploit and/or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2019	2018	2017
Sales
Product	$23,852	$20,469	$16,364
Service	9,989	9,626	9,640
Total sales	33,841	30,095	26,004
Operating costs and expenses
Product	18,675	15,785	12,527
Service	7,907	7,519	7,547
General and administrative expenses	3,290	3,011	2,712
Operating income	3,969	3,780	3,218
Other (expense) income
Interest expense	(528)	(562)	(360)
FAS (non-service) pension benefit	800	1,049	699
Mark-to-market pension and OPB (expense) benefit	(1,800)	(655)	536
Other, net	107	130	136
Earnings before income taxes	2,548	3,742	4,229
Federal and foreign income tax expense	300	513	1,360
Net earnings	$2,248	$3,229	$2,869

Basic earnings per share	$13.28	$18.59	$16.45
Weighted-average common shares outstanding, in millions	169.3	173.7	174.4
Diluted earnings per share	$13.22	$18.49	$16.34
Weighted-average diluted shares outstanding, in millions	170.0	174.6	175.6

Net earnings (from above)	$2,248	$3,229	$2,869
Other comprehensive loss
Change in unamortized prior service credit, net of tax expense of $15 in 2019, $19 in 2018 and $35 in 2017	(47)	(60)	(44)
Change in cumulative translation adjustment and other, net	2	(14)	(2)
Other comprehensive loss, net of tax	(45)	(74)	(46)
Comprehensive income	$2,203	$3,155	$2,823

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	December 31
$ in millions, except par value	2019	2018
Assets
Cash and cash equivalents	$2,245	$1,579
Accounts receivable, net	1,326	1,448
Unbilled receivables, net	5,334	5,026
Inventoried costs, net	783	654
Prepaid expenses and other current assets	997	973
Total current assets	10,685	9,680
Property, plant and equipment, net of accumulated depreciation of $5,850 for 2019 and $5,369 for 2018	6,912	6,372
Operating lease right-of-use assets	1,511	—
Goodwill	18,708	18,672
Intangible assets, net	1,040	1,372
Deferred tax assets	508	94
Other non-current assets	1,725	1,463
Total assets	$41,089	$37,653

Liabilities
Trade accounts payable	$2,226	$2,182
Accrued employee compensation	1,865	1,676
Advance payments and billings in excess of costs incurred	2,237	1,917
Other current liabilities	3,106	2,499
Total current liabilities	9,434	8,274
Long-term debt, net of current portion of $1,109 for 2019 and $517 for 2018	12,770	13,883
Pension and other postretirement benefit plan liabilities	6,979	5,755
Operating lease liabilities	1,308	—
Deferred tax liabilities	—	108
Other non-current liabilities	1,779	1,446
Total liabilities	32,270	29,466

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2019—167,848,424 and 2018—170,607,336	168	171
Paid-in capital	—	—
Retained earnings	8,748	8,068
Accumulated other comprehensive loss	(97)	(52)
Total shareholders’ equity	8,819	8,187
Total liabilities and shareholders’ equity	$41,089	$37,653

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2019	2018	2017
Operating activities
Net earnings	$2,248	$3,229	$2,869
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,018	800	475
Mark-to-market pension and OPB expense (benefit)	1,800	655	(536)
Non-cash lease expense	247	—	—
Stock-based compensation	127	86	94
Deferred income taxes	(509)	234	985
Changes in assets and liabilities:
Accounts receivable, net	122	202	(209)
Unbilled receivables, net	(335)	(297)	(422)
Inventoried costs, net	(135)	(37)	25
Prepaid expenses and other assets	(78)	(56)	(92)
Accounts payable and other liabilities	617	381	570
Income taxes payable, net	(63)	(258)	(157)
Retiree benefits	(703)	(1,083)	(946)
Other, net	(59)	(29)	(43)
Net cash provided by operating activities	4,297	3,827	2,613

Investing activities
Acquisition of Orbital ATK, net of cash acquired	—	(7,657)	—
Capital expenditures	(1,264)	(1,249)	(928)
Other, net	57	28	39
Net cash used in investing activities	(1,207)	(8,878)	(889)

Financing activities
Payments of long-term debt	(500)	(2,276)	—
Net proceeds from issuance of long-term debt	—	—	8,245
Payments to credit facilities	(31)	(320)	(13)
Net (repayments of) borrowings on commercial paper	(198)	198	—
Common stock repurchases	(744)	(1,263)	(393)
Cash dividends paid	(880)	(821)	(689)
Payments of employee taxes withheld from share-based awards	(65)	(85)	(92)
Other, net	(6)	(28)	(98)
Net cash (used in) provided by financing activities	(2,424)	(4,595)	6,960
Increase (decrease) in cash and cash equivalents	666	(9,646)	8,684
Cash and cash equivalents, beginning of year	1,579	11,225	2,541
Cash and cash equivalents, end of period	$2,245	$1,579	$11,225

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	2019			2018	% Change in 2019
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aerospace Systems	$11,587	$21,875	$33,462	$26,440	27%
Innovation Systems	5,575	3,905	9,480	8,207	16%
Mission Systems	10,317	7,806	18,123	15,408	18%
Technology Services	2,798	977	3,775	3,445	10%
Total backlog	$30,277	$34,563	$64,840	$53,500	21%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards
Fourth quarter and 2019 net awards totaled $9.3 billion and $45.2 billion, respectively, and backlog increased to $64.8 billion as of December 31, 2019. Significant new awards in the fourth quarter include $915 million in connection with an international training program, $721 million for restricted space programs, $302 million for the Joint STARS program, $252 million for Triton low-rate initial production and $216 million for Scalable Agile Beam Radar (SABR).

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2019	2018	2019	2018
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$119	$173	$465	$613
FAS (non-service) pension benefit	200	267	800	1,049
Total net FAS/CAS pension adjustment	319	440	1,265	1,662
Tax effect[1]	(67)	(92)	(266)	(349)
After-tax impact	$252	$348	$999	$1,313
Weighted-average diluted shares outstanding, in millions[2]	168.4	172.6	170.0	174.6
Per share impact	$1.50	$2.02	$5.88	$7.52

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(98)	$(93)	$(390)	$(220)
Tax effect[1]	21	20	82	46
After-tax impact	$(77)	$(73)	$(308)	$(174)
Weighted-average diluted shares outstanding, in millions[2]	168.4	172.6	170.0	174.6
Per share impact	$(0.46)	$(0.42)	$(1.81)	$(1.00)

[1]	Based on a 21% statutory tax rate.
2	Fourth quarter 2019 excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Fourth Quarter and Full-Year 2019 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted net earnings: Net earnings excluding MTM (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. MTM-adjusted net earnings is reconciled in the “MTM-adjusted Earnings and EPS” table within the body of this release.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses. MTM-adjusted diluted EPS is reconciled in the “MTM-adjusted Earnings and EPS” table within the body of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.

#

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com